UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange

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Amerityre Corporation

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AMERITYRE CORPORATION

1501 Industrial Road

Boulder City, Nevada 89005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, DECEMBER 5, 2008

TO THE STOCKHOLDERS OF AMERITYRE CORPORATION:

The annual meeting of the stockholders (the “Annual Meeting”) of Amerityre Corporation (the “Company”) will be held in the Sunset Room at the Sunset Station Hotel and Casino, 1301 West Sunset Road, Henderson, Nevada 89014, on Friday, December 5, 2008, at 10:00 am, Pacific Time, to:

1. Elect eight directors to serve until the 2009 Annual Meeting of Stockholders;

2. Ratify the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2009;

3. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 10, 2008 (THE “RECORD DATE”), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

MANAGEMENT ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON.  ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY ENCLOSED WITH THIS NOTICE.

HOLDERS OF MORE THAN 50% OF THE COMPANY’S 23,454,595 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS (PROPOSAL 1). THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR APPROVAL OF PROPOSAL 2, ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

AMERITYRE CORPORATION

BY ORDER OF THE BOARD OF DIRECTORS

/s/Gary N. Benninger

Gary N. Benninger, Chief Executive Officer

Boulder City, Nevada

DATED:  October 24, 2008

SPECIAL REQUEST

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IMPORTANT

If your shares are held in the name of a brokerage firm, nominee, or other institution, you are considered the beneficial owner of shares held in street name.  As the beneficial owner, you have the right to direct your broker, nominee or other institution how to vote your shares.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Please promptly contact the person responsible for your account and give instructions for your shares to be voted.

Stockholders wishing to make room reservations at the Sunset Station Hotel and Casino may call 1-888-SUNSET9 for room rates and reservations.

The Sunset Station Hotel and Casino is located on the south side of West Sunset Road directly across from the Galleria at Sunset in Henderson, Nevada.

AMERITYRE CORPORATION

1501 Industrial Road

Boulder City, Nevada 89005

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of Amerityre Corporation (the “Company”) in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at the annual meeting of the stockholders (the “Annual Meeting”) to be held in the Sunset Room at the Sunset Station Hotel and Casino, 1301 West Sunset Road, Henderson, Nevada 89014, December 5, 2008, at 10:00 am, Pacific Time.  The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If no instructions are indicated on the enclosed proxy, at the Annual Meeting the proxy will be voted affirmatively to:

1. Elect eight directors to serve until the 2009 Annual Meeting of Stockholders;

2. Ratify the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2009;

3. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The enclosed proxy, even though executed and returned to the Company, may be revoked by the stockholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Annual Meeting.  If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the Board of Directors’ recommendations as set forth herein.

The entire expense of this proxy solicitation, estimated at $15,000, will be borne by the Company.  In addition to this solicitation, in order to ensure that a quorum is represented at the Annual Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

ONLY HOLDERS OF RECORD OF THE COMPANY’S 23,454,595 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT OCTOBER 10, 2008 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH STOCKHOLDER HAS THE RIGHT TO ONE VOTE FOR EACH SHARE OF THE COMPANY’S COMMON STOCK OWNED.  CUMULATIVE VOTING IS NOT PROVIDED FOR.

MANAGEMENT ENCOURAGES ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON.  ALL HOLDERS OF THE COMPANY’S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY FORM ENCLOSED WITH THIS NOTICE.  HOLDERS OF MORE THAN 50% OF THE COMPANY’S 23,454,595 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.  THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WILL BE REQUIRED FOR THE ELECTION OF DIRECTORS (PROPOSAL 1). THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTING POWER REPRESENTED BY SHARES AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL BE REQUIRED FOR APPROVAL OF PROPOSAL 2, ASSUMING THAT A QUORUM IS PRESENT OR REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING MAILED ON OR ABOUT OCTOBER 22, 2008, TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.

PROPOSAL NO. 1

ELECTION OF BOARD OF DIRECTORS

The following table sets forth the name, age, position, and year first elected of each current director and executive officer of the Company:

Name	Age	Position with Company	Officer or Director Since

Gary N. Benninger	67	Chief Executive Officer	October 2005(1)
Michael Kapral	45	Vice President of Marketing	April 2008
James G. Moore, Jr.	61	Vice President of Operations	August 1999
Anders A. Suarez	42	Chief Financial Officer	July 2004
Louis M. Haynie	81	Chairman of the Board	July 1997(2)
Henry D. Moyle, Jr.	78	Director	March 1999
Wesley G. Sprunk	72	Director	January 2003
Norman H. Tregenza	71	Director	April 2003
Steve M. Hanni	40	Director	September 2005
Kenneth C. Johnsen	50	Director	August 2005
Francis Dosal	70	Director	December 2007

_______________________________________

(1) Gary Benninger was appointed as Chief Executive Officer in September 2007.

(2) Louis Haynie was appointed Chairman in September 2007.

The following persons have been nominated for election as directors of the Company:

Louis M. Haynie

Henry D. Moyle, Jr.

Wesley G. Sprunk

Steve M. Hanni

Francis E. Dosal

Gary N. Benninger

Fred D. Olson

David M. Brown

Certain biographical information with respect to the nominees for director is set forth below.  Each director, if elected by the stockholders, will serve until our 2008 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.  Vacancies on the Board of Directors during the year may be filled by the majority vote of the directors in office at the time of the vacancy without action by the stockholders.

Biographical Information on Nominees

Louis M. Haynie has been a member of our Board of Directors since July 1997 and was elected as Chairman effective September 1, 2007.  Mr. Haynie's past board services include, Research Medical, Inc., Salt Lake City, Utah, the University of Utah Regents Advisory Board, Redwood Land Co., Salt Lake City, Utah, and MIS Corporation, Franklin, Tennessee.  Mr. Haynie has a law degree from the University of Utah and has been in the private practice of law since 1951.

Henry D. Moyle has been a member of our Board of Directors since March 1999. Since 1992, he has been President and C.E.O. of Silver Lake Company, and formerly President and C.E.O. of Brighton Properties, Inc. From 1970 to 1983, he was President and C.E.O. of Research Industries Corporation.  He received a B.A. from Stanford in 1957, and a J.D. degree from the University of Utah in 1959.  He is the owner of Sunset Canyon Ranch, raising cattle and racehorses, and serves on the board of directors of Silver Lake Company and Sunset Medical Corporation, which are closely-held companies.

Wesley G. Sprunk joined our Board of Directors in January 2003. Mr. Sprunk owns and operates Saf-Tee Siping & Grooving, a tire siping equipment manufacturing company and Tire Service Equipment Mfg. Co., Inc., a manufacturer and marketer of automotive wheel service equipment and recycling equipment, both located in Phoenix, Arizona.  Mr. Sprunk also serves as a director of Skye International, Inc., a public technology company that designs and develops a type of small tankless water heater.  Skye International, Inc. is traded on the NASDAQ OTCBB under the symbol “SKYY.”

Steve M. Hanni is currently a partner in the accounting firm of Stayner, Bates & Jensen, PC in Salt Lake City, Utah. He was formerly an audit partner with HJ & Associates, LLC from 1997 to 2001.  Since November 2002, he also serves on a part-time basis as Chief Financial Officer for Emergency Filtration Products, Inc. (“EMFP.PK”), Las Vegas, a public company that is developing masks and filters for medical devices that are designed to reduce the possibility of transmission of contagious diseases, and distributes a blood clotting device for surgery, trauma and burn wound management.  Mr. Hanni also serves as part-time CFO for Medizone International, Inc. (“MZEI.PK”), a public medical research company.  Mr. Hanni received his BA from Weber State University in 1993 and an MA in Accounting from Weber State University in 1994.  He has worked extensively with small public companies in numerous industries.

Francis E. Dosal, age 69, has been an Amerityre shareholder for more than 5 years.  He brings a wealth of investment, organizational and administrative experience to Amerityre. Mr. Dosal has been an active independent investor for more than 25 years with a particular interest in start-up and development stage companies.  Since 2003, he has worked exclusively managing his personal investments. Mr. Dosal served as Clerk of the Court, the Chief Administrative Officer for the United States District Court, District of Minnesota from 1984 until his retirement from that position in 2003.  As Chief Administrative Officer, Mr. Dosal was responsible for financial and budget matters, information systems, human resources, facilities, records and most other aspects of court administration.  From 1978 to 1984, Mr. Dosal served as Deputy Court Administrator for the Fourth Judicial District of Minnesota.  From 1975 to 1978, he was Senior Staff Associate at the National Center for State Courts.  From 1974 to 1975, Mr. Dosal served as Chief Legislative Analyst for the Joint House/Senate Judicial Committee of the Florida Legislature.  From 1961 to 1974, he was employed by the Florida Division of Mental Health as Human Resources Manager, Public Information Officer and Legislative Liaison.  Mr. Dosal’s interest in tire manufacturing dates back to 1958 when he worked on the production floor of Thompson Aircraft Tires in Miami while in college.  Mr. Dosal earned a B.S. in Business Administration from the University of Florida (1959) and an M.S. in Public Administration from Florida State University (1973).

Gary N. Benninger was appointed as Chief Executive Officer effective September 1, 2007.  He became our Chief Operating Officer in October 2005.  Dr. Benninger served as Director of Technology Development from 1999 to 2005 by Magna International, Inc., a $20 billion diversified auto parts supplier.  In this capacity, Dr. Benninger was responsible for identifying key new technologies as well as managing the design, engineering and manufacturing launch of target products.  During 1998 and 1999, Dr. Benninger was the Chief Operating Officer of the North American Operations of Becker Group, a $1.5 billion privately held automotive interior systems supplier.  Prior to joining Becker, he was the Executive Vice President of Engineering and R&D at Magna and also served as Division General Manager and Vice President of Product Development.  He has also worked for Ford Motor Company as an engineering manager and the National Aeronautics and Space Administration as a research scientist.  Dr. Benninger received his B.S., M.S., and Ph.D. in physics in 1964, 1965 and 1970, respectively, at the West Virginia University, Morgantown, West Virginia.

Fred D. Olson was President and CEO of Webasto Roof Systems, Inc, from July 2000 until his retirement in December 2007. Webasto is the worldwide leader of developing and manufacturing roof systems and thermo systems for passenger cars and light truck vehicles. Since his retirement, Mr. Olson has been working as an independent business consultant. From September 1997 to July 2000, Mr. Olson was COO of Webasto Sunroofs, Inc. From January 1993 to September 1997, Mr. Olson served as Group General Manager of Dortec Industries, a division of Magna International, Inc.  Previously, Mr. Olson held senior management positions with TRW, Chrysler and American Motors.  Mr. Olson currently serves on the board of directors of Martinrea International, Inc. (TSX:MRE), VTEC Technologies LLC, Webasto Roof Systems, Inc. and the Karmanos Cancer Institute.  Mr. Olson holds a BA in Business Administration from Lambton College, Ontario (1973).

David M. Brown is currently retired but has significant experience as a executive officer and board member throughout his business career.  Mr. Brown was CEO and then Chairman of US Metronets, Provo, Utah, from March 2003 to February 2007. US Metronets is a provider of voice, video and telephone services over a single high speed broadband fiber optic cable.  From September 1998 to March 2007, Mr. Brown was an adjunct professional, host/lecturer and mentor to business student at the Marriott School of Business, Brigham Young University Center for Entrepreneurship.  From June 1984 to December 1994, Mr. Brown served as a corporate officer and VP of Worldwide Professional Services for Network Systems Corp, Brooklyn Park, Minnesota, (NSC) a spin-off of Control Data Corporation, which was an early maker of high-performance, local area network (LAN) hardware called Hyperchannel™. Mr. Brown was the founder, President and CEO of Electronic Systems, Inc., Littleton, CO, a reseller of computer systems and proprietary software, from April 1980 to June 1984. Mr. Brown received his B.S. in Math in 1960 from the University of Utah, Salt Lake City, UT.

Audit Committee

Our Audit Committee includes Steve Hanni, the chair, Wesley Sprunk and Norman Tregenza.  Our Board of Directors has determined that Steve Hanni is an "audit committee financial expert" as defined under SEC regulations and that all of the Audit Committee members meet the independence requirements of the NASDAQ Capital Market.  The tasks and responsibilities of the Audit Committee include (i) the review and discussion of the audited financial statements with management, (ii) discussing with the independent auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, as may be modified or supplemented, and (iii) receiving from auditors disclosure regarding the auditors' Independence Standards Board Standard No. 1, as may be modified or supplemented.  Members of the Audit Committee met 5 times during the fiscal year ended June 30, 2008.

Executive Committee

Our Executive Committee consists of Louis M. Haynie, Henry D. Moyle, Jr., Kenneth Johnsen and Wesley Sprunk. The Executive Committee's purpose is to review and make recommendations regarding our short-term and long-term operating plan and review management's plans regarding product development, product pricing structure, product market segments and product marketing strategy, and to make recommendations regarding changes and/or modifications thereto.

The Executive Committee meets on an ad hoc basis from time to time as determined by the committee chairman.  The members of the Executive Committee are appointed by the Board of Directors at the Board of Directors’ annual meeting or as necessary.  Members of the Executive Committee met 4 times during the fiscal year ended June 30, 2008.

Compensation Committee

Our Compensation Committee includes Henry Moyle, Steve Hanni and Wesley G. Sprunk.  Mr. Sprunk is Chairman.  Our Board of Directors has determined that all of the Compensation Committee members meet the independence requirements of the NASDAQ Capital Market.  The Compensation Committee meets as necessary but at least once annually to review executive compensation and make recommendations regarding compensation to the full Board of Directors.  The Compensation Committee met 2 times during the fiscal year ended June 30, 2008.

Nominating Committee

Our Nominating Committee includes Henry D. Moyle, Steve Hanni and Wesley Sprunk.  Mr. Sprunk is Chairman.  Our Board of Directors has determined that all of the Nominating Committee members meet the independence requirements of the NASDAQ Capital Market.  The Nominating Committee meets as necessary but at least once annually to consider and recommend potential nominees for directorships to the full Board of Directors.  The Nominating Committee met 1 time during the fiscal year ended June 30, 2008.  The Nominating Committee charter is posted on our website at www.amerityre.com.  Pursuant to the charter, the Nominating Committee will consider candidates for directorships proposed by any stockholder although there is no formal procedure for making such proposals.

Meetings of our Board of Directors

Our Board of Directors held 13 meetings during the fiscal year ended June 30, 2008 (including those meetings conducted by telephone conferencing).  No director attended less than 75% of all board and applicable committee meetings during the year.

Directors’ Compensation

Each non-employee Director receives an annual cash retainer of $12,000 and an annual grant of $10,000 of shares of our common stock.  The number of such shares is determined based on the closing price of our common stock on December 1st of each year.  Excluding telephonic meetings, we paid non-employee Directors $1,000 for each meeting of the Board of Directors or meeting of a committee of the Board of Directors that they attend.  Directors who fulfill special assignments at either the direction of the Executive Committee or pursuant to an agreement with the entire Board of Directors are compensated for service on such assignments at a per diem rate of $1,000 per day.  In addition, Directors are also reimbursed for expenses incurred in connection with their service as Directors, including travel expenses for meeting attendance.

In addition to the above compensation, in September 2005, the Board of Directors approved annual compensation for the chairman of the Audit Committee of $25,000, payable quarterly in cash and/or stock.

Vote Required

The affirmative vote of a plurality of the votes cast, in person or by proxy, at the Annual Meeting will be required for the election of Directors.  The Board of Directors recommends a vote “FOR” all the nominees.  It is intended that in the absence of contrary specifications, proxies will be voted for the election of the seven nominees named above.  In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will be unavailable.

PROPOSAL NO. 2

RATIFY THE SELECTION OF HJ & ASSOCIATES, LLC AS

THE COMPANY’S INDEPENDENT AUDITOR

The Board of Directors has selected HJ & Associates, LLC as the Company’s independent auditor for the fiscal year ending June 30, 2009.  To the knowledge of the Company, at no time has HJ & Associates, LLC had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants.  It is anticipated that a representative of HJ & Associates, LLC will be present at the Annual Meeting and will be provided the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

(1) Audit Fees.  The aggregate fees billed us for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements and review of our quarterly financial statements is $102,600 and $102,700, respectively.

 (2) Audit-Related Fees.  None.

 (3) Tax Fees. $4,200 and $4,000.

 (4) All Other Fees. None.

Vote Required

Ratification of the Company’s independent auditor requires the approval of a majority of the voting power represented by shares at the Annual Meeting in person or by proxy and entitled to vote, assuming that a quorum is present or represented at the Annual Meeting.  The Board of Directors recommends a vote “FOR” the ratification of the selection of HJ & Associates, LLC as the Company’s independent auditor for the fiscal year ending June 30, 2009. It is intended that in the absence of contrary specifications, proxies will be voted for the selection of HJ & Associates, LLC.

EXECUTIVE OFFICERS

The following sets forth certain information regarding our officers as of September 1, 2008:

Name of Officer	Age	Position
Gary N. Benninger	66	Chief Executive Officer and President
James G. Moore, Jr.	60	Vice president of Operations and Engineering
Anders A. Suarez	42	Chief Financial Officer and Secretary/Treasurer
Michael J. Kapral, Jr.	45	Vice president of Marketing

Gary N. Benninger was appointed as Chief Executive Officer effective September 1, 2007.  He became our Chief Operating Officer in October 2005.  Dr. Benninger served as Director of Technology Development from 1999 to 2005 by Magna International, Inc., a $20 billion diversified auto parts supplier.  In this capacity, Dr. Benninger was responsible for identifying key new technologies as well as managing the design, engineering and manufacturing launch of target products.  During 1998 and 1999, Dr. Benninger was the Chief Operating Officer of the North American Operations of Becker Group, a $1.5 billion privately held automotive interior systems supplier.  Prior to joining Becker, he was the Executive Vice President of Engineering and R&D at Magna and also served as Division General Manager and Vice President of Product Development.  He has also worked for Ford Motor Company as an engineering manager and the National Aeronautics and Space Administration as a research scientist.

Dr. Benninger received his B.S., M.S., and Ph.D. in physics in 1964, 1965 and 1970, respectively, at the West Virginia University, Morgantown, West Virginia.

James G. Moore, Jr. joined us in August 1997.  Prior to his employment by us, he worked at The Goodyear Tire & Rubber Company, in Akron, Ohio, where he had over 25 years of experience as a master tire carver, which included five years at the Goodyear apprentice school for tire tread pattern carving and mold carving.

Anders A. Suarez was appointed our Chief Financial Officer in July 2004.  Prior to his appointment, he worked as our Financial Systems Administrator since October 2003.  Prior to joining us, from 1999 to 2003, Mr. Suarez worked as a project manager/senior consultant for ePartners, Inc., Phoenix, Arizona, a leading provider of Microsoft-based business solutions for middle market companies.  He received his B.S. in Finance from the University of Arizona, Tucson, Arizona in 1995, and his M.B.A. from Thunderbird-The American Graduate School of International Management, Glendale, Arizona in 1996.

Michael J. Kapral, Jr. was appointed Vice President of Marketing on April 1, 2008.  Mr. Kapral brings to Amerityre a broad range of capabilities acquired during an extensive 25 year career in the tire and tire products industry.  From 2001 to 2008, he was the General Manager of the Tire Division at Carpenter Company in Richmond, Virginia.  Prior to that, from 1995 to 2001, he was Territory Manager for Bridgestone Firestone Tire. Mr. Kapral’s experience includes tire fill material manufacture and sales, retread manufacturing operations and consumer retail tire sales in tire product areas ranging from medium truck tires to off-the-road tires.  He began his career working for his father in their retread shop, later moving into retail sales in their four store tire business located in Southern New York State.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the duties, responsibilities and role of our Compensation Committee as well as the material elements of compensation for the our executive officers identified in the Summary Compensation Table set forth below (the “Named Executive Officers”).  Over the past year, the Compensation Committee has reviewed our compensation practices and the components of executive compensation.  The information below provides the description of compensation policies applicable to executive officers and other highly compensated individuals under employment and/or consulting arrangements.  During a portion of the fiscal year, certain of our executive officers were employed under existing agreements which are summarized in the section “Prior Employment Agreements” below.  These existing agreements were amended or came up for renewal during the fiscal year and we have applied our new compensation practices to these employment arrangements.

Objectives of Our Compensation Program

The primary objective of our compensation program, including our executive compensation program, is to maintain a compensation program that will fairly compensate our executives and employees, attract and retain qualified executives and employees who are able to contribute to our long-term success, encourage performance consistent with clearly defined corporate goals and align our executives’ long-term interests with those of our stockholders. To that end, our compensation practices are intended to:

1.

Tie total compensation to the Company’s performance and individual performance in achieving financial and non-financial objectives;

2.

Align senior management’s interests with stockholders’ interests through long-term equity incentive compensation.

Role of the Compensation Committee

The Compensation Committee determines the compensation of our Chief Executive Officer and, in consultation with the Chief Executive Officer, our other executive officers. In addition, the Compensation Committee is responsible for adopting, reviewing and administering our compensation policies and programs, including the cash bonus incentive plan and equity incentive plan, which are discussed in more detail below. Our Compensation Committee adheres to a compensation philosophy that (i) seeks to attract and retain qualified executives who will add to the long-term success of the Company, (ii) promotes the achievement of operational and strategic objectives, and (iii) compensates executives commensurate with each executive’s level of performance, level of responsibility and overall contribution to the success of the Company.

In determining the compensation of our Chief Executive Officer and our other executive officers, the Compensation Committee considers the financial condition and operational performance of the Company during the prior year. In determining the compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer.

The Compensation Committee reviews the compensation practices of other companies, based in part on market survey data and other statistical data relating to executive compensation obtained through industry publications and other sources. The Compensation Committee does not seek to benchmark the Company’s compensation program directly with other publicly traded companies or other companies with which we may compete for potential executives since some of these competitors are privately held research and development companies for which executive compensation information is not available. However, the Compensation Committee compares our executive compensation program as a whole with the programs of other companies for which survey data is available, and also compares the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Compensation Committee uses such survey data primarily to ensure that our executive compensation program as a whole is competitive and we are in a position to retain our executives.

Components of Executive Compensation for Fiscal 2008 and Fiscal 2009

Our executive employment agreements for fiscal 2008 provide that employees will be compensated by salary and bonus, with bonuses potentially including cash and equity components.  Salary and bonus structures were determined by negotiation between the Company and the particular executive based on each individual’s tenure with the Company, qualifications and relevant experience, review of available data on comparable positions, and the Compensation Committee’s and management’s best business judgment.  While of the agreements have a general description of the employee’s responsibilities associated with their title and/or position, the agreements do not include specific written performance objectives for the individual but do include certain performance targets for the Company.  During fiscal 2008, all of our older employment agreements expired or were renegotiated to include similar provisions. We anticipate that the same provisions will apply to any prospective employment arrangements going forward.

The elements of the Company’s compensation program are base salary, annual cash performance bonus and long-term equity incentives. Our compensation program is designed to provide our executives with incentives to achieve our short- and long-term performance goals and to pay competitive base salaries. Each Named Executive Officer’s current and prior compensation is considered in setting future compensation.

In addition, the employment agreements with certain of our Named Executive Officers provide for other benefits, including potential payments upon termination of employment. Each of the elements of our executive compensation program is discussed in the following paragraphs.

Base Salaries

Base salary is the guaranteed element of our employees’ annual cash compensation. Base salaries generally vary based on a number of factors, including the executive’s experience level and scope of responsibility, performance level, estimate of future potential and overall contribution. The value of base salary also reflects the employee’s long-term performance, skill set and the market value of that skill set. Base salaries for our Named Executive Officers and other highly compensated individuals will be reviewed on an annual basis and adjustments made to reflect performance-based factors, as well as competitive conditions. The Company does not apply specific formulas in setting base salaries.

The Company’s existing employment agreements provide that the respective annual salaries may be adjusted by the Compensation Committee from time to time.

Annual Cash Performance Bonuses

The Company believes that as an employee’s level of responsibility increases, a greater portion of the individual’s cash compensation should be variable and linked to both quantitative and qualitative expectations, including key operational and strategic metrics. To that end, the Company has recently established an annual cash performance bonus program in order to align executives’ goals with the Company’s strategic and tactical objectives.

Employment agreements with Amerityre’s executive officers include an incentive component which will enable them to be eligible to earn an annual cash bonus based upon meeting certain performance metrics applicable to the Company’s performance in general and the executive’s performance in particular. Within the overall context of Amerityre’s pay philosophy and culture, the objectives of the incentive component are to:

1.

Provide competitive levels of total cash compensation;

2.

Align pay with organizational and individual performance;

3.

Focus executive attention on key business metrics;

4.

Provide a significant incentive for achieving and exceeding performance goals;

5.

Create a focus on stockholder value; and

6.

Be easily understood and easily administered.

For the Named Executive Officers, the performance metrics currently include corporate performance objectives but may be modified in the future to also include individual-specific goals. Corporate performance may be measured with reference to, among other things, operating cash flows (defined as earnings before interest, taxes, depreciation and amortization and adjusted for maintenance capital expenditures and changes in inventory) and/or net income. Individual performance goals are tied to the Company’s business plan, and may be quantitative or qualitative in nature.  For fiscal 2008 and 2009, such performance goals include such measures as improving productivity, increasing revenues, reducing operating cash loss and increasing net income.

For each executive, the total annual performance bonus amount for the mix of Company-wide and individual-specific performance goals applicable to that executive will be based on a fixed percentage of the executive’s base salary. For fiscal 2008 and 2009, with respect to our Chief Executive Officer, 100% of his potential annual cash bonus was tied to specific Company-wide financial performance goals, and the total potential annual cash bonus available to him is up to 100% of his annual base salary.  For the remaining Named Executive Officers, 100% of each executive’s potential cash bonus is tied to the same Company-wide goals and the potential annual cash bonus is up to 50% of each executive’s respective annual base salary.

For 2008 and 2009, the corporate performance measures consist of the attainment of targeted levels of reduced cash loss in operations and increases in net income. For our Named Executive Officers, achievement of the threshold level of reduced cash loss in operations and net income could result in a minimum payout of 25%of the targeted bonus with respect to that metric, and higher levels of achievement would result in greater payouts up to a maximum payout of 100% of the targeted bonus for achievement of 100% of the targeted level.

For fiscal 2008, there were no payments based on the achievement of specific performance standards by executive officers.

Long Term Equity Incentives

Long term incentive awards are a key element of the Company’s total compensation package for individuals in significant positions of responsibility. Such awards may be made under our 2005 Stock Option and Award Plan (the “2005 Plan”) to senior management and select employees who are key to the Company’s achievement of its long-term goals. The purpose of the 2005 Plan is to promote the long term growth and profitability of Amerityre by (i) providing certain directors, officers and employees with incentives to maximize stockholder value, and (ii) enabling Amerityre to attract, retain and reward the best available persons for positions of responsibility. The 2005 Plan provides for a variety of long-term awards including incentive or non-qualified stock options, restricted stock, and performance awards.

2005 Stock Option and Award Plan Summary

The 2005 Plan is intended to reward employees and other individuals who contribute to our success and to provide them with a stake in the enterprise as stockholders.  Consistent with this belief, the award of stock options has been and will continue to be an important element of our compensation program.

We intend to use the 2005 Plan to attract competent Directors, executive personnel, and other employees, aid in the retention of existing Directors, executive personnel, and employees, and provide incentives to all of such personnel to devote the utmost effort and skill to our advancement by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

The 2005 Plan is administered by our Compensation Committee.  Awards granted under the 2005 Plan may be incentive stock options, or ISOs, as defined in the Internal Revenue Code of 1986, as amended, or the Code, appreciation rights, options which do not qualify as ISOs, or stock bonus awards which are awarded to our employees, including officers and Directors, who, in the opinion of the Board of Directors or the Compensation Committee, have contributed, or are expected to contribute, materially to our success.  In addition, at the discretion of our Board of Directors or the Compensation Committee, options or bonus stock may be granted to individuals who are not employees but contribute to our success.

The exercise price of options granted under the 2005 Plan, as determined by our Board of Directors, may be based on the fair market value of the underlying common stock at the time of grant and, in the case of ISOs may not be less than 100% of the fair market value of such capital stock on the date the option is granted or, in the case of holders of more than 10% of our outstanding common stock, 110% of the fair market value.

Options granted under the 2005 Plan shall expire no later than ten years after the date of grant or, in the case of holder of greater than 10% of our outstanding common stock, five years.  The option price may be paid by cash or, at the discretion of our Board of Directors or the Compensation Committee, by delivery of a promissory note or shares of our Common Stock already owned by the optionee, which will be valued at their fair market value at the date of exercise, or a combination thereof.

All of our employees, officers, and Directors are eligible to participate under the 2005 Plan.  A maximum of 2,000,000 shares are available for grant under the 2005 Plan.  The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by our Board of Directors or the Compensation Committee, in their sole discretion; provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

The aggregate number of shares with respect to which options or stock awards may be granted under the 2005 Plan, the number of shares covered by each outstanding option, and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares.

Our Board of Directors or the Compensation Committee may from time to time alter, amend, suspend, or discontinue the 2005 Plan with respect to any shares as to which options or stock awards have not been granted.  However, no such alteration or amendment, unless approved by our stockholders, shall:

a.

 increase, except an adjustment for an event of dilution, the maximum number of shares for which options or stock awards may be granted under the 2005 Plan;

b.

 reduce, either in the aggregate or to any eligible employee, except adjustment for an event of dilution, the minimum option prices which may be established under the 2005 Plan;

c.

extend the period or periods during which options may be granted or exercised;

d.

 materially modify the requirements as to eligibility for participation in the 2005 Plan;

e.

change the provisions relating to events of dilution; or

f.

 materially increase the benefits accruing to the eligible participants under the 2005 Plan.

If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee.  The optionee's basis for the delivered shares will carry over to the option shares received.  With regard to the number of non-qualified option shares received which exceeds the number of shares delivered, the optionee will realize ordinary income at the time of exercise; and the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise, although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes.  If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such time periods, the optionee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

Under the terms of the 2005 Plan, our Board of Directors or the Compensation Committee may also grant stock awards which may, at the discretion of our Board of Directors or Compensation Committee, be subject to forfeiture under certain conditions.  Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (our Board of Directors or the Compensation Committee can require the payment of par value at the time of the grant).  We will realize a corresponding compensation deduction.  The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder.

On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

Under the 2005 Plan, the Board and the Compensation Committee have broad authority to award equity-based compensation arrangements to any eligible employee, director, consultant, or advisor of Amerityre. Since the ultimate value of stock options bears a direct relationship to the market price of the Common Stock, the Compensation Committee believes that awards under the 2005 Plan can be an effective incentive for Amerityre’s management to create value for Amerityre’s stockholders. Awards under the 2005 Plan are made in the discretion of the Board of Directors, upon recommendation from the Compensation Committee.

Perquisites and Other Benefits

The Company does not provide significant perquisites or personal benefits to executive officers, other than the payment of health insurance premiums.

Employment Agreements

At June 30, 2008, we had written employment agreements with Gary Benninger, Anders Suarez, James Moore and Mike Kapral.  These employment agreements provide for the following:

Name Executive Officer/Title	Term	Base Annual Salary	Value Cash Compensation	Additional Value Stock Compensation	Adjusted Annual Salary FY 2008	Stock Award and/or Option Grants
Gary N. Benninger Chief Executive Officer	9/07 thru 8/09(1)	$300,000	$300,000	__	$300,000	One time grant of 25,000 shares valued at $4.04/share vesting 8/31/08; and 150,000 options at $4.04/share; 5 year term; vest 1/3 on 6/30/08, 2/3 on 6/30/09

Anders A. Suarez, Chief Financial Officer	5//08 thru 6/11	$175,000(2)	$175,000	9,998	$184,998	75,000 options at $1.79/share; 5 year term; vest 1/3 annually beginning 6/30/09

James G. Moore, Jr., Vice President - Engineering & Manufacturing	5/08 thru 6/11	$125,000(3)	$125,000	9,998	$125,000	75,000 options at $1.79/share; 5 year term; vest 1/3 annually beginning 6/30/09

Michael J. Kapral, Vice President – Sales and Marketing	4/08 thru 3/11	$150,000	$150,000	-	$150,000	75,000 options at $2.02/share; 5 year term; vest 1/3 annually beginning 3/31/09

(1)  Gary Benninger signed a new employment agreement as Chief Executive Officer effective September 1, 2007 for a two year term through August 31, 2009 at a base salary of $300,000 with additional stock compensation of 25,000 shares valued at $4.04 per share vesting August 31, 2008 and 150,000 options exercisable for 5 years at $4.04 per share, 50,000 options vesting on June 30, 2008 and 100,000 options vesting on June 30, 2009.

(2) Effective August 1, 2007, the Compensation Committee increased Anders Suarez’ annual base salary from $125,000 to $175,000.  Effective

May 13, 2008, Anders Suarez signed a new three year agreement at a base salary of $175,000 with a fully vested stock award of 5,586 shares valued at $1.79 per share and 75,000 options exercisable for 5 years at $1.79 per share, vesting 1/3 annually beginning June 30, 2009.

(3) Effective May 13, 2008, James Moore signed a new agreement at a base salary of $125,000 with a fully vested stock award of 5,586 shares valued at $1.79 per share and 75,000 options exercisable for 5 years at $1.79 per share, vesting 1/3 annually beginning June 30, 2009.

(4) Effective April 1, 2008, Michael Kapral signed an employment agreement at a base salary of $150,000 with 75,000 options exercisable for 5 years at $2.02 per share, vesting 1/3 annually beginning March 31, 2009.

In the event of either termination for cause or due to a change of control, the above employees are entitled to salary, earned bonus compensation and benefits according to the provisions of their individual agreements.

Other Key Employees and Consultants

Juan Manual “Manny” Chacon is our Chief Chemical Systems Formulator and Manager of Chemical Systems Research and Development.  Effective May 1, 2008, Mr. Chacon signed a 16 month consulting agreement with us for compensation (annualized) of $150,000 with 50,000 options exercisable at $1.79 all vesting August 31, 2009.  The agreement also includes payment of health insurance benefits. Mr. Chacon has been employed by us since 1997 and has 22 years experience with polyurethane chemical systems formulation. From 1993 to 1996, he was self employed as a consultant to various polyurethane product manufacturers. From 1985 to 1992, he was a chemical systems formulator for UTI Chemicals, Inc., a developer and manufacturer of urethane chemicals located in El Toro, California.  While at UTI Chemicals, Inc., Mr. Chacon was directly involved in developing chemical systems for several products, including roller skate and roller blade wheels, ski boots, shoe in-soles, motor mounts, bowling balls and floor tile systems.  Mr. Chacon’s aggregate (cash and non-cash compensation) from us was $92,308, $100,000, and $198,335 for the fiscal years ended June 30, 2008, 2007 and 2006, respectively.

Richard Steinke served as our Chief Executive Officer through August 31, 2007 under an employment agreement that did not include specific financial or strategic objectives.  Mr. Steinke is our founder and has served since inception as our Chairman and Chief Executive Officer.  From January 1992 to December 1994, he served as Chairman and C.E.O. of Alanco Environmental Resources, Inc., a manufacturer of environmental/pollution control equipment, Salt Lake City, Utah.  From June 1985 to December 1991, he was the Chairman and C.E.O. of UTI Chemicals, Inc., a developer and manufacturer of urethane chemicals, El Toro, California.  He received a B.A. in Political Science and Economics from the University of Arizona, Tucson, Arizona, in 1967. Effective September 1, 2007, Mr. Steinke became our chief technology consultant under full time consulting agreement.  Mr. Steinke’s consulting agreement includes an annual consulting fee of $250,000 with a potential cash performance bonus of up to 50% of his annual consulting fee based on the Company meeting or exceeding certain financial and strategic performance targets.  The agreement also includes an award of 100,000 options for the purchase of shares of our common stock exercisable at $4.03 for five years, with 50,000 of the options vesting on August 31, 2008 and 50,000 options vesting on August 31, 2009. The agreement also includes payment of health insurance benefits. The term of the agreement is two years.

Employment and Severance Agreements

Except as otherwise disclosed herein, each of our executive officers and key employees is party to an employment agreement with the Company (collectively, the “Employment Agreements”), each of which has materially similar terms. The principal purpose of the employment agreements is to protect the Company from certain business risks (e.g., threats from loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and to define the Company’s right to terminate the employment relationship. In return, the executive officers are provided assurances with regard to salary, other compensation and benefits, as well as certain severance benefits.

The Employment Agreements provide that the executives shall devote full time attention, skill and ability to discharge the duties assigned to them, and to use their best reasonable efforts to promote and protect the interests of Amerityre.  All new Employment Agreements provide for an annual base salary (which may be increased by the Board of Directors), an annual performance cash bonus in an amount determined by the Board of Directors pursuant to the Company’s general policies in such regard, and participation in any senior management equity incentive plan which Amerityre adopts, participation in health insurance benefits, vacation in accordance to the Company’s standard vacation policy, and expense reimbursements.

The Employment Agreements are intended to preserve employee productivity and encourage retention. They are also intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Each of our Employment Agreements includes a severance provision. The principal purpose of the severance provision is to define the Company’s right to terminate the employment relationship and, in return, to provide the executive officers assurances with regard to severance benefits under various circumstances which may accompany termination of employment. A description of the terms of their severance agreements can be found below under the caption “Termination and Change in Control Payments.”

Employment Agreements and Change-In-Control Arrangements

At September 1, 2008, we have written employment agreements with Gary Benninger, Anders Suarez, James Moore, and Michael Kapral, as described above.   In the event of either termination for cause or due to a change of control, Mr. Benninger, Mr. Suarez and Mr. Moore are entitled to salary, earned bonus compensation and benefits for the lesser of the balance of the respective employment agreement or twelve (12) months.  Mr. Kapral is entitled to salary, earned bonus compensation and benefits for the lesser of the balance of his employment agreement or four (4) months.

Other than the above-listed agreements, we are not a party to any change of control arrangements with any person.

Employee Benefits

The Company offers employee health insurance benefits coverage to provide our workforce with a reasonable level of financial support in the event of illness or injury. Health insurance benefits are available to all full time employees, including executive officers of the Company. The executive officers of the Company, including the Named Executive Officers, participate in these plans on the same basis as all other employees. The cost of employee benefits is borne by the Company.

Accounting Matters

In the first quarter of fiscal 2006, the Company adopted the provisions of SFAS 123(R), which requires the fair value of options to be recorded as compensation cost in the consolidated financial statements. The adoption of SFAS 123(R) has resulted in $370,027 and $783,503 in additional compensation costs to be recognized in fiscal 2008 and 2007, respectively.

Stock Ownership Requirements

The Board of Directors has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board of Directors nor the Compensation Committee has established stock ownership guidelines for members of the Board of Directors or the executive officers of the Company.

Compensation Committee Report On Executive Compensation

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this Proxy Statement on Schedule 14A relating to the upcoming annual meeting and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

/s/Wesley Sprunk

Wesley Sprunk, Chairman

/s/Henry Moyle

Henry Moyle

/s/Steve Hanni

Steve Hanni

The following Summary Compensation Table sets forth the aggregate compensation paid or accrued by the Company to our Chief Executive Officer, our Chief Financial Officer and certain other executive officers, (the “Named Executive Officers”) as of June 30, 2008 and 2007.

Summary Compensation Table

Officers Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
G. Benninger CEO, Pres.	2008 2007	290,385 250,000	0 0	0 0	218,869 141,870	0 0	0 0	0 0	509,254 391,870
J. Moore, Jr. VP Eng.	2008 2007	129,808 125,000	0 0	0	72,226 69,487	0 0	0 0	0 0	202,034 194,487
M. Kapral VP Marketing	2008 2007	31,730 0	0 0	0 0	6,706 0	0 0	0 0	0 0	113,096 0
A. Suarez CFO	2008 2007	169,230 125,000	0 0	0 0	72,226 69,487	0 0	0 0	0 0	241,456 194,487

Former Officers Name & Principal Position
R. Steinke CEO, Pres.	2008 2007	63,462 300,000	0 0	0 200,000	0 277,946	0 0	0 0	0 0	63,462 777,946
K. Johnsen Pres.	2008 2007	0 0	0 0	0 88,750	0 34,288	0 0	0 0	0 50,500	0 123,038
E. Taylor Exec. VP	2008 2007	0 200,962	0 0	0 43,100	0 49,137	0 0	0 0	0 0	0 293,199

 (1) Actual cash amount paid based on bi-weekly payroll for the period July 1, 2008 and June 30, 2007 and July 1, 2006 through June 30, 2007, respectively.

(2) In August 2007, we negotiated an amendment to the employment agreement for Richard A. Steinke, our former President and Chief Executive Officer wherein we amended the terms for compensation to provide as follows: (1) for  services rendered during the first year of the employment agreement, Mr. Steinke received a stock award of 30,303 shares of the Company’s common stock valued at $200,000, based on a price of $6.60 per share (the closing price per share as quoted on the over-the-counter market on July 8, 2005; (2) for  services provided by Mr. Steinke during the remaining term of the employment agreement (July 1, 2006 through August 31, 2007), the Company issued a stock award of 25,000 shares of the Company’s common stock valued at $100,500, based on a price of $4.02 per share (the closing price per share as quoted on the NASDAQ Capital Markets on August 7, 2007); and (3) for  services rendered by Mr. Steinke during the remaining term of the employment agreement, the Company paid Mr. Steinke  an additional cash payment of $50,000.  Beginning September 1, 2007, Mr. Steinke will provide technology consulting to the Company in exchange for an annual consulting fee of $250,000 with a potential cash performance bonus of up to 50% of his annual consulting fees based on our meeting or exceeding certain financial and strategic performance targets. In addition, Mr. Steinke was granted an option to acquire 100,000 shares of our common stock at $4.03 per share, with 50,000 of the options vesting on August 31, 2008 and 50,000 vesting on August 31, 2009.  The consulting agreement expires August 31, 2009.

(3) Based on the aggregate grant date fair value computed in accordance with FAS 123R.

(4) Kenneth Johnsen served as our President from August 7, 2006 until January 15, 2007 under an oral agreement including compensation of $500 per day.  Mr. Johnsen received an aggregate of $50,500 in cash and 25,000 shares of stock valued at $3.55 or an aggregate of $88,750 for his service as President.

(5) Until March 16, 2007, we had a written agreement with Elliott Taylor who was serving as our Executive Vice President/General Counsel, with an annual salary of $250,000 and a grant of 50,000 options per year for three years. Effective March 16, 2007, Mr. Taylor resigned as an officer and we entered into a retainer agreement with Mr. Taylor to continue as our outside general legal counsel. The retainer agreement provides for a monthly payment of $20,000 for 24 months.  In connection with his separation from the Company, Mr. Taylor was awarded 10,000 shares of common stock valued at $4.31 and was granted an option to purchase 30,000 shares of common stock at $4.31 per share, exercisable for 3 years from the grant date of March 16, 2007.  In addition, we will provide Mr. Taylor with health insurance benefits for the 24 months.  The 100,000 unvested options for the balance of his employment agreement were cancelled.

Grants of Plan Based Awards

Name	Grant Date							All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Payouts Under Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
G. Benninger	8/31/07 8/31/07							25,000	150,000	4.04	101,000
A. Suarez	5/13/08 5/13/08							5,586	75,000	1.79	10,000
J. Moore	5/13/08 5/13/08							5,586	75,000	1.79	10,000

There were no other stock based awards under any stock plan in fiscal 2008 to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards of the Named Executive Officers as of June 30, 2008.

	Option Awards					Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
G. Benninger	150,000		150,000	4.04 5.36	8/31/12 6/30/10	25,000	101,000
J. Moore	75,000 25,000		75,000	1.79 6.60 6.40	5/12/13 6/30/10 12/15/09
A. Suarez	75,000 25,000		75,000	1.79 6.60 6.40	5/12/13 6/30/10 12/15/09
M. Kapral			50,000	2.02	3/31/11

Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A. Suarez (1)			5,586	10,000
J. Moore (1)			5,586	10,000

(1) Anders Suarez, our CFO, and James Moore, our VP of Engineering and Manufacturing, were each granted 5,586 shares, fully vested on the grant date, as a bonus award in connection with the execution of new employment agreements.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not provide pension benefits or provide any other qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

DIRECTOR COMPENSATION

The following table sets forth the aggregate compensation paid or accrued by the Company to the Directors for the fiscal year ended June 30, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings	All Other Compensation ($)(1)(2)	Total ($)
L. Haynie	12,000	$10,000	0	$0	$0	$11,000	33,000
F. Dosal	6,000	$10,000	0	$0	$0	$3,000	19,000
K. Johnsen	12,000	$10,000	0	$0	$0	$39,500	61,500
H. Moyle	12,000	$10,000	0	$0	$0	$11,000	33,000
W. Sprunk	12,000	$10,000	0	$0	$0	$5,000	27,000
N. Tregenza	12,000	$10,000	0	$0	$0	$3,000	25,000
S. Hanni	27,000(3)	$20,000	0	$0	$0	$6,000	53,000

(1) Excluding telephonic meetings, non-employee Directors received $1,000 for each meeting of the Board of Directors or meeting of a committee of the Board of Directors that they attended in fiscal 2008.

(2) Directors who fulfill special assignments at either the direction of the Executive Committee or pursuant to an agreement with the Board of Directors are compensated for service on such assignments at a per diem rate of $1,000 per day.

(3) Mr. Hanni serves as the Chairman of the Audit Committee and received annual compensation of $25,000 for fiscal 2008.

All directors are reimbursed for all travel related expenses incurred in connection with their activities as directors.

2004 Non-Employee Directors' Stock Incentive Plan

Directors are eligible to receive stock option grants under the 2004 Non-Employee Directors' Stock Incentive Plan (“2004 Plan”).  Under the 2004 Plan, the amount of options, if any, granted to directors and the terms and provisions of any options granted to directors are at the discretion of the Compensation Committee. No options were granted to any non-employee director during 2008.

The 2004 Plan was established to attract, motivate and retain qualified non-employee Directors.  The 2004 Plan will provide a means for non-employee Directors to increase their equity ownership.  The 2004 Plan has not been submitted to our stockholders for approval.

The date of grant to eligible Directors is December 1st of each year during the term of the 2004 Plan and for any supplemental grant, on a date determined by the Board of Directors.  An eligible Director is any person who on the date of grant is a member of the Board of Directors.

A total of 1,200,000 shares of common stock may be awarded under the 2004 Plan.  If any shares subject to any award granted thereunder are forfeited or such award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such award, to the extent of such termination or forfeiture, shall again be available for grant under the 2004 Plan during the term of the Plan.

The 2004 Plan has a term of ten (10) years commencing on December 15, 2004.  Awards of stock options and of restricted stock under this Plan shall be made at the discretion of the Board of Directors, subject to a maximum individual award of up to 10,000 stock options or up to 10,000 shares of restricted stock, or some combination aggregating no more than 10,000 total in any one year.  Determination of such awards, if any, shall be made annually by the entire Board of Directors, with the exercise price of stock options or the value of the restricted stock to be determined as of December 1st. The term of stock options shall be not more than ten (10) years from the date of grant. Under no circumstances shall any option vest in less than six months from the date of grant.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in our corporate structure affecting common stock, or a sale by us of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, our Board of Directors will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate.  However, no fractional shares of common stock will be issued pursuant to any such adjustment, and the fair market value of any fractional shares resulting from adjustments will be paid in cash to the awardee.

All options and restricted stock granted to an awardee shall automatically terminate and be null and void as of the date an eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of our company.

In December 2004, we issued options to acquire an aggregate of 80,000 shares of our common stock to non-employee Directors for annual service on our Board of Directors pursuant to our 2004 Non-Employee Directors' Stock Incentive Plan.  These options vested on June 15, 2005, were exercisable at $6.40 per share and expired on December 15, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth as of September 30, 2008 the name and address and the number of shares of our Common Stock held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 23,454,595 shares of our common stock issued and outstanding, and the name and shareholdings of each Director and of all officers and Directors as a group. The information on share numbers and percentage ownership listed assumes: a) the exercise of options by the beneficial owner (all included options are currently exercisable); and b) a corresponding increase in the number of shares issued and outstanding. Beneficial ownership is determined in accordance with the rules of the SEC.  In determining the number of shares beneficially owned by a person, options or warrants to purchase common stock held by that person that are currently exercisable, or become exercisable within 60 days following September 30, 2008, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.  We believe that all of the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class(2)
Apex Capital, LLC(3) 25 Orinda Way, Suite 300 Orinda, CA 94563	1,819,900	7.76
Richard A. Steinke (4) 810 Gypsum Court Boulder City, NV 89005	1,327,600	5.60
Joseph J. Grano, Jr. (5) 1185 Avenues of the Americas, Ste 2250 New York, NY 10036	1,326,380	5.36

Security Ownership of Management of the Company
Name and Position of Officer/Director	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Gary N. Benninger, CEO (6)	246,975	1.04
Anders A. Suarez, CFO (7)	136,539	0.58
James G. Moore, Jr., VP Operations (8)	130,921	0.56
Michael J. Kapral, VP Marketing	0	0
Louis M. Haynie, Board Chairman(9)	430,674	1.84
Henry D. Moyle, Director (10)	690,736	2.94
Wesley G. Sprunk, Director (11)	143,864	0.61
Norman H. Tregenza, Director (12)	371,528	1.57
Steve Hanni, Director	16,548	0.07
Kenneth C. Johnsen, Director(13)	73,594	0.31
Francis Dosal, Director(14)	350,079	1.49
Total beneficial ownership of all officers and Directors as a group (11 persons)	2,591,458	10.84

(1) All shares owned directly are owned beneficially and of record and such stockholder has sole voting, investment, and dispositive power, unless otherwise noted.

(2) Assumes exercise of options and/or warrants and corresponding increase in the number of shares issued and outstanding.

(3) Based on last Form 13F filed with NASDAQ.

(4) Includes 455,000 shares owned beneficially and of record by Gemini Funding Services Profit Sharing Account, of which Richard A. Steinke is the principal beneficiary and 518,750 shares owned beneficially and of record by S102 Irrevocable Trust, for which Richard A. Steinke is the trustee.  Also includes options to acquire up to 200,000 shares at an exercise price of $6.60 per share that expire June 30, 2010, options to acquire 50,000 shares at an exercise price of $4.04 that expire August 12, 2012 and warrants to acquire 2,850 shares at an exercise price of $4.50 that expire March 15, 2009.

(5) Includes options to acquire 1,300,000 shares at an exercise price of $7.00 per share that expire September 12, 2009 held by Centurion Holdings, LLC, an entity controlled by Mr. Grano, warrants to acquire 13,190 shares at an exercise price of $5 per share that expire January 31, 2009, and warrants to acquire 13,190 shares at an exercise price of $5.50 per share that expire January 31, 2011.

(6) Includes options to acquire up to150,000 shares at an exercise price of $5.36 per share that expire June 30, 2010, and options to acquire 50,000 shares at an exercise price of $4.04 that expire August 12, 2012.

(7) Includes options to acquire 25,000 shares at an exercise price of $6.40 per share that expire December 15, 2009 and 75,000 shares at an exercise price of $6.60 per share that expire June 30, 2010.

(8) Includes options to acquire up to 25,000 shares at an exercise price of $6.40 per share that expire December 15, 2009 and 75,000 shares at an exercise price of $6.60 per share that expire June 30, 2010.

 (9) Includes 2,000 shares owned beneficially and of record by Gae B. Haynie, spouse of Louis M. Haynie, of which Mr. Haynie may be deemed to have beneficial ownership.

(10) Includes 55,000 shares owned beneficially and of record by Vickie L. Moyle, spouse of Henry D. Moyle, and 13,000 shares owned beneficially and of record by a minor child, all of which Mr. Moyle may be deemed to have beneficial ownership.

(11) Includes warrants to acquire 1,389 shares at an exercise price of $5 per share that expire January 31, 2009, and warrants to acquire 1,389 shares at an exercise price of $5.50 per share that expire January 31, 2011.

(12) Includes 152,543 shares and warrants to acquire 13,286 shares at an exercise price of $4.50 per share that expire March 29, 2009 held of record in trusts over Mr. Tregenza may exercise discretionary authority or by spouse or children who have granted Mr. Tregenza power of attorney.

(13) Includes options to acquire 25,000 shares at an exercise price of $3.55 per share that expire January 15, 2010, and warrants to acquire 4,086 shares at an exercise price of $4.50 that expire March 8, 2009.

(14) Includes 157,150 shares held of record by Mr. Dosal’s spouse and/or a trust over which Mr. Dosal may exercise discretionary authority.

Equity Compensation Plan Information

The following table sets forth information as of the end of June 30, 2008 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Performance Units A	Weighted-Average Exercise Price of Outstanding Options, Restricted Stock Units and Performance Units B	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans C
Equity compensation plans approved by security holders	835,000	$4.91	875,000
Equity compensation plans not approved by security holders (1) (2)	3,000,000	$7.00	1,200,000
Total	3,835,000	$6.75	2,075,000

(1) Includes 3,000,000 Options to certain non-employees at an exercise price of $7.00 per share.

(2) Includes all shares and options issuable under our 2004 Non-Employee Directors' Stock Incentive Plan.

FINANCIAL AND OTHER INFORMATION

The Company’s most recent audited financial statements and other information are contained in the Company’s annual report on Form 10-K for the period ending June 30, 2008. Such reports once filed, are available to stockholders upon written request addressed to the Company at the Company’s executive offices, or on the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the "Committee") assists the Board of Directors in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of our internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, which is available on our website.

The members of the Committee are Steve Hanni, Francis Dosal and Norman Tregenza. All of the current members of the Committee meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and applicable NASDAQ Capital Market independence rules.

The members of the Committee reviewed and discussed with our management and HJ & Associates, LLC the audited financial statements contained in our annual report on Form 10-K for the fiscal year ended June 30, 2008 and also discussed with HJ & Associates, LLC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The members of the Committee received from HJ & Associates, LLC the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based on their review of our audited consolidated financial statements, and on their discussion with our management and with HJ & Associates, LLC, the members of the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2008.

AUDIT COMMITTEE

/s/Steve Hanni

Steve Hanni, Chair

/s/Francis Dosal

Francis Dosal

/s/Norman Tregenza

Norman Tregenza.

STOCKHOLDER PROPOSALS

No proposals have been submitted by stockholders of the Company for consideration at the Annual Meeting.  It is anticipated that the next annual meeting of stockholders will be held during December 2009.  Stockholders who, in accordance with Rule 14a-8 of the Exchange Act wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on June 19, 2009, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Stockholder proposals and director nominations for our 2009 Annual Meeting not intended for inclusion in the proxy materials for the meeting must be delivered to our principal executive offices no earlier than July 13, 2009 and no later than August 19, 2009 to be considered timely.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our Directors, executive officers and 10% stockholders, which we refer to as reporting persons, to file with the SEC initial reports of ownership and changes in ownership of our common stock.  Reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on our review of the copies of such reports received or written representations from certain reporting persons that no other reports were required, we believe that during our fiscal year ended June 30, 2008 all reporting persons timely filed all such reports, except for the following:

CODE OF ETHICS

We have adopted a Code of Business Conduct that applies to all our Directors, officers and employees.  A copy of the code of ethics will be provided free of charge upon written request to our Secretary at the address shown on the cover page of this proxy statement and is accessible, free of charge at our Internet website, www.amerityre.com.  If we grant waivers from or make amendments to this code of ethics that are required to be disclosed pursuant to the Exchange Act or applicable listing requirements, we will make those disclosures on our website within four business days following the date of such waiver or amendment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request by mail to Anders A. Suarez, Amerityre Corporation, 1501 Industrial Road, Boulder City, Nevada 89005. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Amerityre stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm.

OTHER MATTERS

Management does not know of any business other than referred to in the Notice which may be considered at the meeting.  If any other matters should properly come before the Annual Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

AMERITYRE CORPORATION

BY ORDER OF THE BOARD OF DIRECTORS

/s/Gary N. Benninger

Gary N. Benninger, Chief Executive Officer

Boulder City, Nevada

October 24, 2008

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD.

RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

[PROXY CARD]

PROXY

AMERITYRE CORPORATION

Annual Meeting of Stockholders

December 5, 2008

(This Proxy is Being Solicited by the Board of Directors)

The undersigned hereby appoints Gary N. Benninger and Anders A. Suarez, and each of them, proxies, with full power of substitution, to vote the voting shares of Amerityre Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held Friday, December 5, 2008, at 10:00 am Pacific Time in the Sunset Room at the Sunset Station Hotel and Casino, 1301 West Sunset Road, Henderson, Nevada 89014, or any adjournment(s) thereof, such proxies being directed to vote as specified below.  If no instructions are specified, such proxy will be voted “FOR” each proposal.  If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, sign below.  The “FOR” boxes may, but need not, be checked.  To vote against any of the recommendations, check the appropriate box(es) marked “AGAINST” below.  To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked “WITHHOLD AUTHORITY” below.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1. Elect each of the following nominees as directors to serve until the 2009 Annual Meeting of Stockholders. To vote against any individual nominee, strike a line through such nominee’s name. To withhold your vote for any individual nominee, strike a line through such nominee’s name and circle the name;

Louis M. Haynie	Henry D. Moyle, Jr.	Wesley G. Sprunk	Gary N. Benninger

Steve M. Hanni	Francis E. Dosal	Fred Olson	David M. Brown

FOR [ ]

AGAINST [ ]

WITHHOLD AUTHORITY [ ]

2. Ratify the appointment of HJ & Associates, LLC as independent public accountants; and

FOR [ ]

AGAINST [ ]

WITHHOLD AUTHORITY [ ]

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS AN EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH.  IF THE SIGNER IS A COMPANY, PLEASE PROVIDE THE FULL NAME OF THE COMPANY AND A SIGNATURE FROM A DULY AUTHORIZED OFFICER, GIVING THE OFFICER’S FULL TITLE AS SUCH.  IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Name of Brokerage

Number of Shares

House [If Applicable]

Beneficially Held

___________________________________

_______________________________

Date:

___________________________________

_______________________________

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.